IN THE COUNTY COURT FOR THE TWELFTH JUDICIAL CIRCUIT IN AND FOR SARASOTA COUNTY, FLORIDA

JAMES BESHARA,

Plaintiff,
vs.                                                                               Case No. 2009 CA 2500 NC

ALTERNATIVE CONSTRUCTION
COMPANY, INC., ALTERNATIVE CONSTRUCTION
TECHNOLOGIES, INC., AND AVANTE
HOLDING GROUP, INC.’

Defendants.
________________________/

FINAL JUDGMENT AFTER DEFAULT

THIS ACTION having come for hearing before this Court on Plaintiff’s Petition for Declaratory Judgment and the Defendants having been served and having defaulted by failing to serve a response on paper in opposition:
It is hereby ORDERED AND ADJUDGED as follows:
1. This Court accepts jurisdiction to issue a Declaratory Judgment as requested in the Petition.
2. Petitioner James Beshara is hereby determined to be the lawful owner of the following stock certificates:
(a)           8,000,000 shares of Common Stock of UNIVERSAL SAFESTRUCTURES, INC., represented by Stock Certificate No. 001
(b)           2,000,000 shares of Common Stock of UNIVERSAL SAFESTRUCTURES, INC., represented by Stock Certificate No. 002
(c)           10,000,000 shares of Common Stock of ALTERNATIVECONSTRUCTION TECHNOLOGIES, INC., represented byStock Certificate No. 001
(d)           8,000,000 shares of Common Stock of PROSTEELBUILDERS CORPORATION, represented by StockCertificate No. 001
(e)           2,000,000 shares of Common Stock of PROSTEELBUILDERS CORPORATION, represented by StockCertificate No. 002
3. Defendant Corporations are ordered to record the transfer of ownership on the company records of each corporation and reflect the ownership of shares by James Beshara.
DONE AND ORDERED at Sarasota County, Florida this 19th day of March, 2009.

___________________________
Charles E. Williams
Circuit Court Judge
Copies to:
Robert E. Turffs, P.A.
1444 First Street, Suite B
Sarasota, FL 34236

AVANTE HOLDING GROUP, INC
Michael W. Hawkins, CFO
2910 Bush Drive
Melbourne, FL 32935

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.
Michael W. Hawkins, CFO
2910 Bush Drive
Melbourne, FL 32935

ALTERNATIVE CONSTRUCTION COMPANY, INC.
Michael W. Hawkins, CFO
2910 Bush Drive
Melbourne, FL 32935